EX-99.23.d.ii
                      ALPHA ANALYTICS INVESTMENT GROUP, LLC
                          INTERIM SUB-ADVISER AGREEMENT


INTERIM SUB-ADVISER AGREEMENT executed as of September 15, 2000 between ALPHA ANALYTICS INVESTMENT GROUP, LLC (the "Adviser") and CAMBIAR INVESTORS, INC. (the "Sub-Adviser").

         Alpha Analytics Investment Trust (the "Trust") has been organized to engage in the business of an investment company. The Trust currently offers two series of shares to investors, one of which is the Alpha Analytics Value Fund (the "Fund").

         Pursuant to a management agreement dated December 8, 1998 (the "Management Agreement"), the Adviser was selected by the Trust to act as the investment adviser to the Fund.

         Pursuant to a sub-adviser agreement dated December 8, 1998 (the "Sub-Adviser Agreement"), the Sub-Adviser, a wholly owned subsidiary of United Asset Management Corporation ("UAM"), was selected by the Adviser as the sub-adviser to the Fund, the Sub-Adviser Agreement having been acknowledged and approved by the Trust.

         Pursuant to a merger agreement dated July 16, 2000, Old Mutual plc has agreed to acquire UAM through a tender offer and merger (the "Acquisition"). The Acquisition will result in the automatic termination of the Sub-Adviser Agreement.

         The Adviser and Sub-Adviser desire to enter into this interim sub-adviser agreement ("Interim Sub-Adviser Agreement") pursuant to the terms of Rule 15a-4 of the Investment Company Act of 1940, as amended ("1940 Act") pending approval of a final sub-adviser agreement by a majority of the Fund's outstanding voting securities designating Sub-Adviser as the sub-adviser of the Fund.

Therefore, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

     (a) Subject always to the control of the Trustees of the Trust, an Ohio business trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Alpha Analytics Value Fund (the "Fund") series of shares of the Trust. The Sub-Adviser will use its best judgement to make investment decisions on behalf of the Fund, place all orders for the purchase and sale of portfolio securities and execute all agreements related thereto. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and By-laws of the Trust and the objective and policies of the Fund as set forth in the then-current Registration Statement of the Trust filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws,




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          and will comply with other policies which the Trustees of the Trust
          (the "Trustees") or the Adviser, as the case may be, may from time to time determine and which are furnished to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time at reasonable times to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund. The Sub-Adviser will provide the Trust's custodian with such information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     (b) The Sub-Adviser will maintain books and records with respect to the securities transactions of the Fund and shall render to the Adviser such periodic and special reports as the Adviser or the Trustees may request. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve, for the periods prescribed by Rule 31a-2 under the Investment Company Act of 1940, as amended ("1940 Act"), any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

     (c) During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).

2.       BROKERAGE

         In placing orders with brokers and/or dealers, the Sub-Adviser is directed at all times to seek best qualitative execution for purchases and sales on behalf of the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. Subject to such conditions as may be imposed by the Trust's Board of Trustees, the Sub-Adviser may pay commissions to brokers and/or dealers that are higher than might be charged by another qualified broker to obtain brokerage and/or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) considered by the Sub-Adviser to be useful or desirable in the performance of the Sub-Adviser's duties hereunder, if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the



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         executing broker or dealer. The determination may be viewed in terms of either a particular transaction or Sub-Adviser's overall responsibilities with respect to the Fund and to accounts over which Sub-Adviser exercises investment discretion. The Fund and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

         Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, the Sub-Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute the Fund's portfolio transactions.

         Subject to the foregoing and to such conditions as may be imposed by the Adviser or the Trust's Board of Trustees and the provisions of the 1940 Act, Exchange Act, and other applicable law, nothing herein shall prohibit the Sub-Adviser from selecting brokers and/or dealers who are "affiliated persons" of the Sub-Adviser, the Adviser or the Trust. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers.

         If any occasion should arise in which the Sub-Adviser gives any advice to clients of Sub-Adviser concerning the shares of the Fund, Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund.

3.       OTHER AGREEMENTS

         It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, member, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.


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4.       COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Adviser and not by the Trust.

         The compensation earned under this Interim Sub-Adviser Agreement will be held in an interest bearing escrow account with the Fund's custodian or a bank mutually agreed upon by the Trust and the Sub-Adviser. If a majority of the Fund's outstanding voting securities approve a final sub-adviser agreement with the Sub-Adviser by the end of the 150-day period following the closing of the Acquisition, the amount in the escrow account (including interest earned) will be paid to the Sub-Adviser.

If a majority of the Fund's outstanding voting securities do not approve a final sub-adviser contract with the Sub-Adviser, the Sub-Adviser will be paid, out of the escrow account, the lesser of (1) any costs incurred by the Sub-Adviser in performing services under this Interim Sub-Adviser Agreement (plus interest earned on that amount while in escrow), or (2) the total amount in the escrow account (plus interest earned).

5.       AMENDMENT OF THIS AGREEMENT

         No provision of this Agreement (including Schedule A attached hereto) may be changed, waived, discharged or terminated orally, and no amendment of this Agreement (including Schedule A attached hereto) shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser, the Sub-Adviser or the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

6.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

     This Agreement shall take effect on a change in control of the Sub-Adviser in connection with the Acquisition, and shall remain in force for a period not to exceed 150 days thereafter.

         This Agreement may, on ten days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its assignment.

     In the event of termination of this Agreement, the Fund will no longer use the name "Cambiar Investors, Inc." in materials relating to the Fund except as may be required by the 1940 Act and the rules and regulations thereunder. All rights to the name "Alpha Analytics" belong to the Adviser.


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7.       CERTAIN DEFINITIONS

         For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "control," "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Exchange Act and the rules and regulations thereunder.

8.       NON-LIABILITY OF SUB-ADVISER

         Neither the Sub-Adviser nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, except as otherwise may be required by the 1940 Act.

9.       LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

         A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.






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10.      SEVERABILITY

         In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

11.      QUESTIONS OF INTERPRETATION

         (a)  This Agreement shall be governed by the laws of the State of Ohio.

         (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

12.      NOTICES

         Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser is 1901 Avenue of the Stars, Suite 1231, Los Angeles, CA 90067, and the address of the Sub-Adviser is 2401 East Second Avenue, Suite 400, Denver, CO 80206

13.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.      BINDING EFFECT

         Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

15.      CAPTIONS

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.





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IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their officers designated below, all as of the day and year first above written.

                                     ALPHA ANALYTICS INVESTMENT GROUP, LLC

                                     By:   /S/ ROBERT E. GIPSON
                                          -------------------------------------

                                     Title:PRESIDENT
                                           ------------------------------------


                                     CAMBIAR INVESTORS, INC.


                                     By:    /S/ MICHAEL S. BARISH
                                            -----------------------------------

                                     Title: CHAIRMAN
                                            -----------------------------------


By signature below, the Trust acknowledges, as of the day and year first above written, that the Interim Sub-Adviser Agreement has been approved by the Trust as required by the 1940 Act.

                        ALPHA ANALYTICS INVESTMENT TRUST


                                            By:    /S/ ROBERT E. GIPSON
                                                  -----------------------------

                                            Title: PRESIDENT
                                                   ----------------------------





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                                   SCHEDULE A
                         DATED AS OF SEPTEMBER 15, 2000

The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate of 0.50% of the average daily net assets of the Fund.

The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net asset value during each month at the close of business on each business day during such month while this Agreement is in effect. Net asset value shall be calculated in the manner specified in the Trust's Prospectus.

The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.





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